UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

ALSET EHOME INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
common stock, $0.001 par value	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Approval of Increase in Authorized Shares

On May 1, 2021, the Board of Directors of the Alset EHome International Inc. (the “Company”) recommended to HFE Holdings Limited, the stockholder holding a majority of the Company’s issued and outstanding shares (referred to herein as the “Majority Stockholder”), that the Company increase its authorized shares from Twenty Million (20,000,000) common shares to Two Hundred and Fifty Million (250,000,000) common shares and its preferred shares from Five Million (5,000,000) to Twenty Five Million (25,000,000). On May 3, 2021, the Majority Stockholder approved the recommended increase in authorized shares. In accordance with Rule 14c-2 under the Securities Exchange Act, the increase in authorized shares described herein will become effective no earlier than 20 calendar days after the date on which an information statement is sent or given to our stockholders. Mr. Chan Heng Fai, the founder, Chairman and Chief Executive Officer of the Company, has voting and dispositive power over the securities of the Company held by the Majority Stockholder.

Approval of Convertibility of Notes

As previously disclosed in a current report on Form 8-K filed on March 18, 2021, effective as of March 12, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Mr. Chan Heng Fai, True Partners International Limited, LiquidValue Development Pte Ltd. (“LVD”) and American Pacific Bancorp, Inc. (“APB”), pursuant to which the Company purchased from Chan Heng Fai (i) warrants (the “Warrants”) to purchase 1,500,000,000 shares of Alset International; (ii) 1,000,000 shares of LVD’s common stock, constituting all of the issued and outstanding stock of LVD; (iii) 62,122,908 ordinary shares in True Partners Capital Holding Limited (“True Partner”); and (iv) 4,775,523 shares of APB’s Class B common stock, representing 86.44% of the total issued and outstanding common stock of APB.

The four acquisitions set forth in the Securities Purchase Agreement closed on March 12, 2021. The Company has issued four convertible notes to Chan Heng Fai as follows: (i) a convertible note in the amount of $28,363,966 for warrants to purchase 1,500,000,000 shares of Alset International; (ii) a convertible note in the amount of $173,395 to acquire all of the outstanding capital stock of LVD; (iii) a convertible note in the amount of $6,729,629 to acquire 62,122,908 ordinary shares of True Partners; and (iv) a convertible note in the amount of $28,653,138 for 4,775,523 Class B shares of APB.

It was agreed that such four notes will only become convertible into shares of the Company’s common stock following the approval of the Company’s stockholders. Subject to such stockholder approval, each note shall be convertible into shares of the Company’s common stock at a conversion price equal to $5.59 per share (equivalent to the average five closing per share prices of the Company’s common stock preceding January 4, 2021). Each convertible note matures in three years, has an interest rate of 2% per annum and the principal amount and accrued but unpaid interest shall be payable on the maturity date, subject to the conversion of each convertible note.

On May 3, 2021, the Majority Stockholder authorized the convertibility of these four notes into shares of the Company’s common stock. In accordance with Rule 14c-2 under the Securities Exchange Act, the convertibility of the notes described herein will become effective no earlier than 20 calendar days after the date on which an information statement is sent or given to our stockholders.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description
10.1	Securities Purchase Agreement By and Among Alset EHome International Inc., Chan Heng Fai Ambrose, True Partners International Limited, LiquidValue Development Pte Ltd. and American Pacific Bancorp, Inc. dated March 12, 2021, incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 18, 2021.
10.2	2% Conditional Convertible Promissory Note dated March 12, 2021, in the principal amount of $28,363,966.42, incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on March 18, 2021.
10.3	2% Conditional Convertible Promissory Note dated March 12, 2021, in the principal amount of $173,394.87, incorporated herein by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on March 18, 2021.
10.4	2% Conditional Convertible Promissory Note dated March 12, 2021, in the principal amount of $6,729,629.29, incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on March 18, 2021.
10.5

2% Conditional Convertible Promissory Note dated March 12, 2021, in the principal amount of $28,653,138.00, incorporated herein by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on March 18, 2021.

99.1	Audited Financial Statements, incorporated by reference to Exhibit 99.1 on Form 8-K filed with the SEC on May 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Date: May 7, 2021	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer